EXHIBIT 4(h)

                              Form of Warrant Agreement
                              _________________________


                    WARRANT AGREEMENT, dated as of May 1, 1995, between PHARMOS CORPORATION, a Nevada corporation (the "Company"), and JANSSEN/MEYERS ASSOCIATES, L.P. ("Holder").

                                 W I T N E S S E T H:
                                 _ _ _ _ _ _ _ _ _ _

                    WHEREAS, Holder, in consideration for its work as on behalf of the Company as investment banker and financial consultant shall be issued an aggregate of 150,000 four-year warrants ("Warrants") to purchase shares of Common Stock of the Company ("Common Stock") at exercise prices of $0.75, $1.00 and $1.50 per share.

                    NOW, THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                    1. Issue. The Company hereby issues to Holder a certificate (the "Warrant Certificate") dated as of the date hereof providing Holder with the right to purchase, subject to the vesting schedule set forth in Section 2 below, (i) at any time after the first anniversary date of the date hereof until 5:30 p.m., New York time, on April 30, 2000, 112,500 shares of Common Stock and (ii) at any time after the second anniversary date of the date hereof until 5:30 p.m., New York time, on April 30, 2000, 37,500 shares of Common Stock (the "Warrant Shares") (subject to adjustment as provided in Section 8 hereof). Of the 150,000 Warrants, 50,000 shall be exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) equal to $0.75 per share (the "$.75 Warrants"), 50,000 shall be exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) equal to $1.00 per share (the "$1.00 Warrants"), and 50,000 shall be exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) equal to $1.50 per share (the "$1.50 Warrants").

                    2.  Vesting.  The Warrants shall vest as follows:

                         (A) 12,500 each of the $.75 Warrants, the $1.00 Warrants and the $1.50 Warrants (an aggregate of 37,500 Warrants) shall vest immediately (although not exercisable until May 1, 1996);

                         (B) 12,500 each of the $.75 Warrants, the $1.00 Warrants and the $1.50 Warrants (an aggregate of 37,500 Warrants) shall vest on November 1, 1995 (although not exercisable until May 1, 1996);
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                         (C)  12,500 each of the $.75 Warrants, the $1.00
                         Warrants and the $1.50 Warrants (an aggregate of 37,500 Warrants) shall vest on May 1, 1996 (and shall be exercisable commencing as of such date); and

                         (D) 12,500 each of the $.75 Warrants, the $1.00 Warrants and the $1.50 Warrants (an aggregate of 37,500 Warrants) shall also vest on May 1, 1996, but shall only be exercisable commencing as of May 1, 1997.

                    3. Warrant Certificate. The Warrant Certificate to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit X, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

                    4. Exercise of Warrants. The Warrants, when initially exercisable, are exercisable at the aggregate initial exercise prices per share set forth in Section 6 hereof payable by certified check or official bank check in New York Clearing House funds. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices in Florida (presently located at 2 Innovation Drive, Alachua, Florida 32615) Holder shall be entitled to receive a certificate for the Warrant Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the purchase of less than all the Warrant Shares purchasable under the Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

                    5. Issuance of Certificate. Upon the exercise of the Warrants, the issuance of a certificate for Warrant Shares or other securities, properties or rights underlying such Warrants shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificate shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such

                                          2
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          certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                    The Warrant Certificate and the certificate representing the Warrant Shares (and/or other securities, property or rights issuable upon exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or any Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or any Assistant Secretary of the Company. The Warrant Certificate shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

                    6. Transfer of Warrants. The Holder of the Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, without restriction, subject to compliance with applicable securities laws.

                    7.   Exercise Prices.

                     7.1 Initial and Adjusted Exercise Prices. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be the price set forth in Section 1 hereof per Warrant Share issued thereunder. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

                     7.2 Exercise Price. The term "Exercise Price" (or "Exercise Prices") herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

                    8.   Registration Under the Securities Act of 1933.
          The Warrants, the Warrant Shares and any of the other securities issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in whole or in part, of the Warrants, a certificate representing the Warrant Shares underlying the Warrants, and any of the other securities issuable upon exercise of the Warrants (collectively, the "Warrant Securities") shall bear the following legend unless such Warrant Shares previously have been registered under the Act in accordance with the terms hereof:



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                    THE SECURITIES REPRESENTED BY THIS
                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED
                    ("ACT"), AND MAY NOT BE OFFERED OR SOLD
                    EXCEPT PURSUANT TO (i) AN EFFECTIVE
                    REGISTRATION STATEMENT UNDER THE ACT, (ii)
                    TO THE EXTENT APPLICABLE, RULE 144 UNDER THE
                    ACT (OR ANY SIMILAR RULE UNDER THE ACT
                    RELATING TO THE DISPOSITION OF SECURITIES),
                    OR (iii) AN OPINION OF COUNSEL, IF SUCH
                    OPINION SHALL BE REASONABLY SATISFACTORY TO
                    COUNSEL TO THE ISSUER, THAT AN EXEMPTION
                    FROM REGISTRATION UNDER THE ACT IS
                    AVAILABLE.


                    9.  Adjustments to Exercise Prices and Number of
          Securities.

                     9.1 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Prices shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                     9.2 Adjustment in Number of Securities. Upon each adjustment of the Exercise Prices pursuant to the provisions of this Section 8, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.


                     9.3 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for

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          adjustments which shall be identical to the adjustments provided in this Section 8. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                     9.4 No Adjustment of Exercise Prices in Certain Cases. No adjustment of the Exercise Prices shall be made:

                         (a) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of the Warrants.

                         (b) If the amount of said adjustment shall be less than two cents (2 ) per Warrant Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2 ) per Warrant Share.

                         (c) Upon the issuance or sale of Common Stock or warrants, options or convertible securities, to be issued and/or sold to employees, advisors, directors or officers of, or consultants to, the Company or any of its subsidiaries pursuant to a stock grant, stock option plan, stock purchase plan, pension or profit sharing plan or other stock agreement or arrangement currently existing or approved by the Company's Board of Directors.

                         (d) Upon the issuance of shares of Common Stock, warrants, options and convertible securities pursuant to warrants, options and convertible securities outstanding as of the date hereof.

                         (e) Upon the issuance of shares of Common Stock, warrants, options and convertible securities in connection with strategic partnerships or other business and/or product consolidations or joint ventures.

                    10. Exchange and Replacement of Warrant Certificate. The Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation

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          of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                    11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

                    12. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed and/or quoted on NASDAQ.

                    13. Notices to Warrant Holder. Nothing contained in this Agreement shall be construed as conferring upon the Holder by virtue of its holding the Warrant the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                         (a) the Company shall take a record of the
                    holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or


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                         (b) the Company shall offer to all the holders of
                    its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                         (c) a dissolution, liquidation or winding up of
                    the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

          then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale or any such earlier date that notice of such event is given to stockholders of the Company. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                    14.  Notices.

                    All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                         (a) If to the registered Holder of the Warrants,
                    to the address of such Holder as shown on the books of the Company; or

                         (b) If to the Company, to the address set forth
                    in Section 3 hereof or to such other address as the Company may designate by notice to the Holder.

                    15. Supplements and Amendments. The Company and Holder may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Holder may deem necessary or desirable.

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                    16.  Successors.  All the covenants and provisions of
          this Agreement shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

                    17. Termination. This Agreement shall terminate at the close of business on the fifth anniversary of the issuance of the Warrants.

                    18. Governing Law. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws.

                    19. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

                    20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                    21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

                    22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Holder any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Holder.

                    23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.










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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                   PHARMOS CORPORATION



                                   By:
                                      ___________________________________
                                      Name:
                                      Title:

                                   JANSSEN/MEYERS ASSOCIATES, L.P.

                                   By: Meyers-Janssen Securities Corp.,
                                       General Partner

                                   By: _________________________________
                                       Authorized Officer

                                                                  EXHIBIT X
                                                                         TO
                                                          WARRANT AGREEMENT

                            [FORM OF WARRANT CERTIFICATE]

          THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR
          (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                         EXERCISABLE FROM MAY 1, 1996 UNTIL
                      5:30 P.M., NEW YORK TIME, APRIL 30, 2000

          No. W-95Z-1                                      150,000 Warrants



                                 WARRANT CERTIFICATE

               This Warrant Certificate certifies that Janssen/Meyers Associates, L.P. or its registered assigns, is the registered holder of 150,000 Warrants to purchase initially, (i) at any time from May 1, 1996 until 5:30 p.m. New York time on April 30, 2000 ("Expiration Date"), up to 112,500, and (ii) at any time from May 1, 1997 until 5:30 p.m. New York time on the Expiration Date up to 37,500, fully-paid and non-assessable shares of common stock, par value $.03 per share ("Common Stock") of PHARMOS CORPORATION, a Nevada corporation (the "Company"), at initial exercise prices, subject to adjustment in certain events (the "Exercise Prices"), equal to $0.75 per share, $1.00 per share, and $1.50 per share for 50,000 Warrant Shares each, respectively, upon surrender of this Warrant Certificate and payment of the Exercise Prices at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of May 1, 1995 between the Company and Janssen/Meyers Associates, L.P. (the "Warrant Agreement"). Payment of the Exercise Prices shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company.

               No Warrant may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

               The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holder (the word "holder" meaning the registered holder) of the Warrants.

               The Warrant Agreement provides that upon the occurrence of certain events the Exercise Prices and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Prices and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificate shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

               Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

               Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

               The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

               All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

          Dated as of May 1, 1995.


                                     PHARMOS CORPORATION



                                     By:_______________________________
                                        Name:  Colin Neill
                                        Title: Acting Secretary and Chief
                                               Financial Officer

                           [FORM OF ELECTION TO PURCHASE]

                   The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______________ shares of Common Stock and herewith tenders in payment for such securities a certified check or official bank check payable in New York Clearing House Funds to the order of PHARMOS CORPORATION in the amount of $_______, all in accordance with the terms of Section 3 of the Warrant Agreement dated as of May 1, 1995 between Pharmos Corporation and Janssen/Meyers Associates, L.P. The undersigned requests that a certificate for such securities be registered in the name of ____________ whose address is _________________ and that such
          Certificate be delivered to ______________________ whose address is ______________.

          Dated: ________________       Signature ____________________
                                        (Signature must conform in all
                                        respects to name of holder as
                                        specified on the face of the
                                        Warrant Certificate.)

                                        _______________________________
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]



               (To be executed by the registered holder if such holder
                    desires to transfer the Warrant Certificate.)


                          FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto

          ________________________________________________________________
          ________________________________________________________________
                    (Please print name and address of transferee)

          this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


          Dated: _________________       Signature:____________________
                                         (Signature must conform in all
                                         respects to name of holder as
                                         specified on the face of the
                                         Warrant Certificate.)


                                         _______________________________
                                         (Insert Social Security or Other
                                         Identifying Number of Assignee)